UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: May 27, 2004

(Date of earliest event reported): April 22, 2004

CORE LABORATORIES N.V.

(Exact name of Registrant as specified in its charter)

Commission File Number 001-14273

The Netherlands	Not Applicable
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

Herengracht 424
1017 BZ Amsterdam
The Netherlands	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (31-20) 420-3191

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

  Financial Statements of business acquired

  Not applicable

  Exhibits
10.1	Update of the ASSET PURCHASE AGREEMENT between CORE LABORATORIES CANADA LIMITED, CORE LABORATORIES LP and CORE LAB de MEXICO S.A. de C.V., as "Sellers"; CORE LABORATORIES N.V. as "Seller Parent" and PARADIGM GEOTECHNOLOGY B.V., PARADIGM GEOPHYSICAL CANADA LTD. And PARADIGM GEOPHYSICAL CORP. as "Buyers" which corrects typographical and other similar errors dated dated April 22, 2004

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant, Core Laboratories N.V., has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORE LABORATORIES N.V.
	by:	Core Laboratories International B.V.

Dated: May 27, 2004	By:	/s/ Richard L. Bergmark
Richard L. Bergmark
Chief Financial Officer